UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TCP INTERNATIONAL HOLDINGS LTD.

(Exact Name of Registrant as Specified in its Charter)

Switzerland	Not applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Alte Steinhauserstrasse 1 6330 Cham, Switzerland
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, CHF 1.00 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196129

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

TCP International Holdings Ltd. (the “Registrant”) hereby incorporates by reference herein the description of its common shares, par value CHF 1.00 per share, to be registered hereunder set forth under the heading “Description of Share Capital” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-196129), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

ITEM 2.	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TCP International Holdings Ltd.

Date: June 25, 2014	By:	/s/ Laura A. Hauser
		Name:	Laura A. Hauser
		Title:	General Counsel and Secretary